Exhibit 99.2
NEWS

FOR RELEASE: 4:00 PM CT, Wednesday, September 13, 2006

Charter Communications Announces Results of Private Debt Exchange Offers

ST. LOUIS, MO - Charter Communications, Inc. (NASDAQ: CHTR) ("Charter") announced the results of the offers by its indirect subsidiaries, CCH II, LLC ("CCH II") and CCH I, LLC ("CCH I"), to issue new notes in exchange for up to any and all of each series of the outstanding notes listed below of Charter Communications Holdings, LLC ("Charter Holdings"). Based upon the tenders and subject to consummation of the offers, CCH II will issue $250.0 million principal amount of new 10.25% Senior Notes due 2013 (the "CCH II Notes") and CCH I will issue $456.6 million principal amount of 11.00% Senior Secured Notes due 2015 (the "CCH I Notes", and collectively with the CCH II Notes, the "New Notes") in exchange for $791.3 million principal amount of Charter Holdings notes.

CCH II had offered to issue up to $250.0 million aggregate principal amount of CCH II Notes and CCH I had offered to issue up to $625.0 million aggregate principal amount of CCH I Notes in exchange for Charter Holdings notes with maturities in 2009 and 2010 (the "2009-2010 Notes") and in 2011 and 2012 (the "2011-2012 Notes" and, collectively with the 2009-2010 Notes, the "Old Notes").

As of 11:59 PM Eastern Time, on September 12, 2006 (the "Expiration Date"), approximately $791.3 million in aggregate principal amount of Old Notes had been validly tendered, consisting of approximately $307.9 million aggregate principal amount of 2009-2010 Notes and approximately $483.4 million aggregate principal amount of 2011-2012 Notes. Approximately $468.4 million aggregate principal amount of 2009-2010 Notes and approximately $400.0 million aggregate principal amount of 2011-2012 Notes will remain outstanding.

The table below shows the aggregate principal amount of each series of Old Notes tendered by the Expiration Date, the principal amount of CCH II Notes and CCH I Notes that will be issued in the offer by series, and the principal amount of 2009-2010 Notes and 2011-2012 Notes that will remain outstanding by series subsequent to settlement, subject to consummation of the offers.

Title of Old Notes to be Exchanged	Principal Amount Tendered	Principal Amount of New CCH II Notes to be Issued	Principal Amount of New CCH I Notes to be Issued	Principal Amount of Old Notes to Remain Outstanding

8.625% Senior Notes due 2009	$104,664,000	$77,017,000	$21,277,000	$187,295,500
10.00% Senior Notes due 2009	49,328,000	42,428,000	3,489,000	104,840,000
10.75% Senior Notes due 2009	60,135,000	52,494,000	3,915,000	70,713,000
9.625% Senior Notes due 2009	55,220,000	48,591,000	2,638,000	52,120,145
10.25% Senior Notes due 2010	16,580,000	9,897,000	4,928,000	32,255,000
11.75% Senior Discount Notes due 2010	21,971,000	19,573,000	1,022,000	21,208,000
	$307,898,000	$250,000,000	$37,269,000	$468,431,645

11.125% Senior Notes due 2011	$164,747,000	$0	$148,265,000	$52,550,000
9.920% Senior Discount Notes due 2011	134,566,000	0	115,714,000	62,995,713
10.00% Senior Notes due 2011	65,288,000	0	53,690,000	71,430,000
11.75% Senior Discount Notes due 2011	64,424,000	0	56,522,000	60,217,000
13.50% Senior Discount Notes due 2011	32,514,000	0	28,895,000	61,815,000
12.125% Senior Discount Notes due 2012	21,850,000	0	16,277,000	91,012,000
	$483,389,000	$0	$419,363,000	$400,019,713

Totals	$791,287,000	$250,000,000	$456,632,000	$868,451,358

Based upon the tenders to the Expiration Date and subject to consummation of the offers, Old Notes tendered for CCH II Notes will be pro rated (in accordance with the terms of the offers) as follows:

-- Approximately 95.4% of the 2009-2010 Notes tendered for CCH II Notes will be exchanged for CCH II Notes and the balance will be exchanged for CCH I Notes; and

-- None of the 2011-2012 Notes tendered for CCH II Notes will be exchanged for CCH II Notes and all such 2011-2012 Notes will be exchanged for CCH I Notes.

The numbers contained in this release are subject to final settlement calculations and the other terms of the offers.

Holders who exchanged Old Notes for New Notes will receive a cash payment on the settlement date of all accrued and unpaid cash interest to, but not including, the settlement date. The settlement date of the offers is expected to be on September 14, 2006.

The offers were made only to qualified institutional buyers and to certain non-U.S. investors located outside the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States.  Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone.  Charter’s advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

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Contact:

Media:      Analysts:
Anita Lamont     Mary Jo Moehle
314/543-2215     314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under applicable debt instruments and under applicable law, such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.